UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015 (December 17, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Background

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2015 (the “Original Form 8-K”), on December 15, 2015 (the “Petition Date”), the Company and certain of its subsidiaries, namely, Alpha Hunter Drilling, LLC, Bakken Hunter Canada, Inc., Bakken Hunter, LLC, Energy Hunter Securities, Inc., Hunter Aviation, LLC, Hunter Real Estate, LLC, Magnum Hunter Marketing, LLC, Magnum Hunter Production, Inc., Magnum Hunter Resources GP, LLC, Magnum Hunter Resources, LP, Magnum Hunter Services, LLC, NGAS Gathering, LLC, NGAS Hunter, LLC, PRC Williston LLC, Shale Hunter, LLC, Triad Holdings, LLC, Triad Hunter, LLC, Viking International Resources Co., Inc., and Williston Hunter ND, LLC (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors filed a motion with the Bankruptcy Court, which motion was granted by the Bankruptcy Court on December 16, 2015, seeking joint administration of their Chapter 11 cases (the “Chapter 11 Cases”) under the caption In re Magnum Hunter Resources Corporation, et al., Case No. 15-12533.  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, on December 15, 2015, the Company filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in a contemplated Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”).  On December 16, 2015, the Bankruptcy Court entered an order approving, on an interim basis, the financing to be provided pursuant to the DIP Credit Agreement and, on December 17, 2015, the DIP Credit Agreement was entered into by and among the Company, as borrower, the DIP Lenders (as defined below) and Cantor Fitzgerald Securities, as administrative agent for the DIP Lenders and as collateral agent.

The following description of the DIP Credit Agreement is substantially similar to, and contains no material variations from, the description of the DIP Credit Agreement provided in the Original Form 8-K.

Certain Defined Terms

As used in this Current Report on Form 8-K (this “Form 8-K”), the following terms have the following meanings:

“Backstoppers” means the Noteholder Backstoppers and the Second Lien Backstoppers.

“Bridge Financing Facility” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014, by and among the Company, and the lenders and agents from time to-time party thereto, as amended, including as amended pursuant to those certain Sixth and Seventh Amendments thereto dated as of November 3, 2015, and November 30, 2015, respectively.

“Eureka Hunter Holdings” means Eureka Hunter Holdings, LLC, a Delaware limited liability company.

“Noteholder Backstoppers” means the Noteholders that have backstopped the DIP Facility (as defined below).

“Noteholders” means those holders of the Company’s 9.750% Senior Notes Due 2020 that have entered into the Restructuring Support Agreement.

“Plan” means a joint pre-arranged plan of reorganization of the Company as contemplated by the Restructuring Support Agreement.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of December 15, 2015, by and among the Company and the supporting parties thereto and as described in the Original Form 8-K and attached to the Original Form 8-K as Exhibit 10.1 thereto.

“Second Lien Backstoppers” means the Second Lien Lenders that have backstopped the DIP Facility.

“Second Lien Lenders” means those lenders party to that certain Second Lien Credit Agreement, dated as of October 22, 2014 (as amended), by and among the Company, each of the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto, that have entered into the Restructuring Support Agreement.

Debtor-in-Possession Credit Agreement

The DIP Credit Agreement provides for senior secured term loans in the aggregate principal amount of up to $200 million (the “DIP Facility”), which consists of, subject to certain conditions, (i) a term loan in the principal amount of $40 million (the “First DIP Draw”), which was funded on December 17, 2015, (ii) a term loan in the principal amount of $100 million upon entry of the Final Order (as defined in the DIP Credit Agreement) (the “Second DIP Draw”), and (iii) a third term loan in the principal amount of $60 million (the “Third DIP Draw”). The Third DIP Draw will be available subject to certain conditions, including, but not limited to, the following: (i) the Final Order shall be in full force and effect, (ii) Tranche A Lenders (as defined in the DIP Credit Agreement) holding at least 25% of the Tranche A commitments and loans (the “Specified Tranche A Lenders”) or Tranche B Lenders (as defined in the DIP Credit Agreement) holding at least 25% of Tranche B commitments and loans (the “Specified Tranche B Lenders”) shall have determined to fund the Third DIP Draw, (iii) the then-current status of the Debtors’ contractual relationship with Eureka Hunter Holdings shall be satisfactory to a majority of each of the Second Lien Backstoppers and the Noteholder Backstoppers, and (iv) the disclosure statement for the Plan, in form and substance satisfactory to a majority of each of the Second Lien Backstoppers and the Noteholder Backstoppers, shall have been approved by the Bankruptcy Court.  If these conditions are satisfied, such Specified Tranche A Lenders or Specified Tranche B Lenders will notify the Debtors, on or prior to the date that is seven days before the scheduled commencement of the confirmation hearing on the Plan, whether the DIP Lenders will fund the Third DIP Draw.  The priority and collateral of each term loan is described below.

The First DIP Draw was funded, net of certain fees and expenses, on December 17, 2015.  The net proceeds from the First DIP Draw will be used to fund (a) payments in accordance with the orders approved on the Petition Date, (b) adequate protection payments, and (c) working capital, in each case, in accordance with the budget variance financial covenant.  Additionally, various first day motions filed with the Bankruptcy Court on December 15, 2015, were approved on December 17, 2015, on an interim basis.  Collectively, the first day orders entered provide the Company with the ability to continue operating in the ordinary course while it continues to pursue a comprehensive financial restructuring.

The term loans under the DIP Facility will, subject to satisfaction of the funding conditions, be funded by certain of the Second Lien Lenders which will fund pro rata up to 35% of the total funding of each term loan (the “Second Lien DIP Lenders”) and certain of the Noteholders which will fund pro rata up to 65% of the total funding of each term loan (together with the Second Lien DIP Lenders, the “DIP Lenders”).  The proceeds of the term loans under the DIP Facility will be used for the purposes of (i) the payment of fees, costs and expenses with respect to the administration of the Chapter 11 Cases, (ii) general corporate purposes, subject to the terms and conditions of the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement, (iii) with respect to proceeds from the Second DIP Draw, repayment in full of the Company’s Bridge Financing Facility, (iv) with respect to proceeds from the Second DIP Draw, cash collateralization of certain existing letters of credit issued for the benefit of the Company and (v) with respect to proceeds from the Third DIP Draw, to continue with the confirmation and consummation of the Plan, unless the Debtors and Backstoppers make a mutual decision to go forward with a sales process pursuant to Section 363 of the Bankruptcy Code, in which case proceeds from the Third DIP Draw will be used to fund such sales process.

Subject to certain conditions, the maturity date of the DIP Facility is the earlier of (i) nine months from the closing date of the DIP Facility, (ii) 31 days after entry of the Interim Order (as defined in the DIP Credit Agreement) if the Final Order has not been entered into by the Bankruptcy Court, (iii) the effective date of the Plan, (iv) the consummation of a sale of all or substantially all of the assets of the Company and its subsidiaries pursuant to Section 363 of the Bankruptcy Code and (v) the date of termination of the DIP Lenders’ Commitments (as defined in the DIP Credit Agreement) and the acceleration of any outstanding extensions of credit, in each case, under the DIP Facility in accordance with the terms of the Loan Documents (as defined in the DIP Credit Agreement). Interest on the outstanding principal amount of the term loans under the DIP Facility is payable monthly in arrears and on the maturity date at a per annum rate equal to LIBOR plus 8.00%, subject to a 1.00% floor. Upon an event of default under the DIP Facility, all obligations under the DIP Credit Agreement will bear interest at a rate equal to the then current interest rate plus an additional 2% per annum. The principal amount of the term loans under the DIP Facility is payable in full at maturity. The Debtors will pay to the lenders under the DIP Credit Agreement a commitment fee equal to 2% of the lenders’ respective commitments thereunder upon entry of the Final Order. Additionally, if the Plan is consummated, the Debtors will pay a backstop fee to the Backstoppers equal to 3% of the Backstoppers’ respective commitment amount under the DIP Credit Agreement in the form of new common equity of the reorganized Company, and if the Plan is not consummated, the Debtors will pay such 3% fee in cash, which shall not take into account the Third DIP Draw amount unless such Third DIP Draw is actually funded.

Pursuant to the terms of the DIP Credit Agreement and related guaranty, the Filing Subsidiaries will guarantee the obligations of the Company, as borrower under the DIP Facility.

The obligations under the DIP Credit Agreement will be secured by liens on substantially all of the Debtors’ assets as follows:

(i) (a) up to $70 million of obligations under the DIP Facility will be secured by perfected first priority “priming liens” on the Debtors’ prepetition liens (including prepetition liens securing the Second Lien Facility), subject to entry of the Final Order and repayment of the Bridge Financing Facility and (b) other obligations under the DIP Facility will be secured by perfected junior liens on the Debtors’ prepetition liens (including liens securing the Second Lien Facility), subject to certain exceptions and intercreditor arrangements, and

(ii) the obligations under the DIP Facility will be secured by perfected first priority liens on the Debtors’ unencumbered assets, subject to certain exceptions, including an exception for the equity interest in Eureka Hunter Holdings as noted below.

The DIP Credit Agreement may or may not be secured by the Company’s equity interest in Eureka Hunter Holdings. Such determination is subject to obtaining certain third party consents and entry of the Final Order. However, the DIP Credit Agreement will be secured by the Company’s economic interest in Eureka Hunter Holdings.  The DIP Lenders can take ownership of such economic interest in Eureka Hunter Holdings in the event of a liquidation of the Debtors, but will not have the ability to foreclose on such economic interest solely as a result of an event of default occurring under the DIP Credit Agreement.  Upon an event of default under the DIP Credit Agreement, the Required Tranche Lenders (as defined in the DIP Credit Agreement) shall be entitled to require the Debtors to sell such equity interest at a price and on terms as the DIP Lenders deem commercially reasonable, and the DIP Lenders shall be entitled to credit bid all or a portion of the outstanding DIP Credit Agreement obligations in such sale.  The security interests and liens under the DIP Credit Agreement are subject to certain carve-outs and permitted liens, as set forth in the DIP Credit Agreement.

The Debtors are subject to certain covenants under the DIP Facility, including, without limitation, restrictions on the incurrence of additional debt, liens, and the making of restricted payments, and compliance with certain bankruptcy-related covenants, in each case as set forth in the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement.  The DIP Credit Agreement contains customary representations of the Debtors, and provides for certain events of default customary for similar DIP financings.  Additionally, the DIP Credit Agreement contains a specific event of default based upon the occurrence of a consecutive 15-day trading period during which natural gas prices as published by NYMEX are less than $1.65 per MMBtu.  Furthermore, each of the following milestones (the “Milestones”) is included in the DIP Credit Agreement, and any failure to comply with these Milestones will constitute an event of default:

•                  No later than December 17, 2015, the Bankruptcy Court shall have entered the Interim Order (which has occurred);

•                  No later than January 7, 2016, the Debtors shall file with the Bankruptcy Court a motion to reject executory contracts and set procedures regarding rejection damages;

•                  No later than January 7, 2016, the Debtors shall file with the Bankruptcy Court: (i) the Plan, (ii) the disclosure statement of the Plan, (iii) a motion seeking approval of the disclosure statement of the Plan and the Plan as well as certain other items, and (iv) a motion seeking to assume the Restructuring Support Agreement;

•                  No later than January 15, 2016, the Bankruptcy Court shall have entered the Final Order;

•                  No later than February 12, 2016, the Debtors shall have assumed the Restructuring Support Agreement;

•                  No later than February 12, 2016, the Bankruptcy Court shall have entered an order approving the disclosure statement of the Plan and the assumption of the Restructuring Support Agreement;

•                  No later than March 28, 2016, the Bankruptcy Court shall have commenced the confirmation hearing on the Plan, and no later than April 1, 2016, the Bankruptcy Court shall have entered the Plan confirmation order; and

•                  No later than April 15, 2016, the Plan shall become effective.

The DIP Facility is subject to certain prepayment events, including, upon the receipt of proceeds from certain asset sales, insurance and condemnation events and the issuance of post-petition debt or equity, subject in each case to customary exceptions as set forth in the DIP Credit Agreement and any order of the Bankruptcy Court approving the DIP Credit Agreement. The DIP Credit Agreement also provides for the payment of certain adequate protection payments with respect to the Bridge Financing Facility and Second Lien Facility, and includes a budget variance financial covenant which permits a variance of up to 20% on receipts (excluding royalties), disbursements (subject to certain adjustments) and capital expenditures.

Upon any termination of the Restructuring Support Agreement, the Tranche A Lenders have the right to buy from the Tranche B Lenders up to 15% of such Tranche B Lenders’ portion of the funded and unfunded DIP Facility by delivering an irrevocable notice of intent to purchase within 10 days of the date of termination (provided that the purchase is complete within 5 business days).  Pursuant to the terms of the Restructuring Support Agreement, the DIP Facility converts into new common equity of the reorganized Company at a 25% discount to Plan value.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Debtor in Possession Credit Agreement, dated as of December 17, 2015, by and among the Company and the lenders party thereto.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 21, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Debtor in Possession Credit Agreement, dated as of December 17, 2015, by and among the Company and the lenders party thereto.